                                                                     EXHIBIT 2.3

                               AMENDMENT TO THE
                           ARTICLES OF INCORPORATION
                                      OF
                          TECHNOLOGY SELECTION, INC.
                          --------------------------

Pursuant to Nevada Corporation Code NRS.78.385 the undersigned Corporation adopts the following Articles of Amendment to its Articles of Incorporation.

     ARTICLE I reads as follows:

          The name of the Corporation is Technology Selection, Inc.

                                   AMENDMENT
                                   ---------

     ARTICLE I of the Articles of Incorporation is amended to read:

                                   ARTICLE I

                                CORPORATE NAME
                                --------------

                   The name of the corporation is TSET, Inc.
               (Target Strategic Enhancement Technologies, Inc.)

                                   ARTICLE X

                               AMENDMENT ADOPTED
                               -----------------

     These Amended Articles of Incorporation were presented to the shareholders of this Corporation for the purpose of amending and replacing the Articles of Incorporation of this Corporation, at a special meeting of shareholders held November 19, 1998. As of November 9, 1998, there were 23,971,330 shares of the Corporation's common stock outstanding and entitled to vote on the amendment. The amendment does not alter the amount of authorized capital of Five Hundred Million (500,000,000) shares with $0.001 par value. There is only one class of shares, that being Common voting stock.

     The number of shares voted for and against the adoption of these amended Articles of Incorporation to replace all previous Articles of Incorporation and Amendments was:

     19,069,620  For                              0   Against
     ----------                                -------

                                         TSET, INC.
                                         (Formerly: TECHNOLOGY SELECTION, INC.)

                                         By /s/ Illegible
                                            -------------------------
                                            President

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State of Utah         :


                      :SS

County of Salt Lake   :

I /s/ Linda L. Fullmer a Notary Public, hereby certify that on the 19th day of
  --------------------
November 1998, personally appeared before me /s/ illegible who being by me
                                             -------------
first duly sworn, declared that he is the person who signed the foregoing documents as President and that the statements herein contained are true.

In witness hereof, I have hereunto set my hand and seal on the 19th day of November 1998.
                                                     /S/ Linda L. Fullmer
                                                     ______________________
                                                         Notary Public

[SEAL OF NOTARY PUBLIC]

                                                     Salt Lake City, UT
                                                     ______________________
                                                         Residing in
My Commission Expires:


March 3, 2001
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